EXHIBIT 23.4
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference of our report dated March 23, 2007 with respect to the financial statements of Froptix Corporation included in eXegenics, Inc.’s Current Report on Form 8-K dated March 27, 2007 for the period from June 23, 2006 (inception) to December 31, 2006 in the Registration Statement (Form S-8 No. 333-            ) of Opko Health, Inc. for the registration of 50,075,099 shares of its common stock.
/s/ Ernst & Young LLP
Certified Public Accountants
Miami, Florida
June 22, 2007